UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 31, 2017

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously reported, on April 27, 2017, Galena Biopharma, Inc. (the “Galena” or “we”) received a notice (the “April 27th Notice”) from BioVascular, Inc.(“BVI”), the licensor of GALE-401, that alleged that we were in material breach of the Exclusive License Agreement, dated December 20, 2013, between our wholly owned subsidiary, Mills Pharmaceuticals, LLC, and BVI with respect to GALE-401 (the “BVI License Agreement”). GALE-401 is a controlled release version of the approved drug anagrelide for the treatment of elevated platelets in patients with myeloproliferative neoplasms. GALE-401 has completed a Phase 2 clinical trial.

BVI maintains that we are in breach of Section 4.5 of the BVI License Agreement. Section 4.5 of the BVI License Agreement generally requires that we use "Commercially Reasonable Efforts" to pursue development and commercialization of a product. BVI claims we have not used "Commercially Reasonable Efforts" to commence a Phase 3 clinical trial of GALE-401. The BVI License Agreement defines "Commercially Reasonable Efforts" to mean "the carrying out of obligations or tasks in a manner consistent with the efforts a similarly situated bio-pharmaceutical company with sufficient resources devotes to research, development, and/or marketing of a pharmaceutical product or products of similar market potential, profit potential or strategic value resulting from its own research efforts or for its own benefit, taking into account technical, regulatory and intellectual property factors, target product profiles, product labeling, costs, economic return, the regulatory environment and competitive market conditions in the therapeutic or market niche, all based on conditions then prevailing." While the April 27th Notice stated that it was 30-day notice of termination, under the terms of the BVI License Agreement, to the extent we have materially breached our obligations thereunder, we have 90 days to cure such material breach (other than undisputed payment defaults) or such longer period of time as required to cure such breach if we have commenced reasonable actions to cure such breach and continue to diligently cure such breach.

On May 31, 2017, we received a notice of termination of the BVI License Agreement from BVI pursuant to which BVI purports to terminate the BVI License Agreement.

As previously disclosed, we believe we have used "Commercially Reasonable Efforts" in respect of GALE-401. However, we are not able to predict the manner in which the dispute with BVI will be resolved. If we are unable to maintain our rights to GALE-401, the development of the products associated with those rights would be delayed or terminated altogether, which could have a material adverse effect on our business. There would be no early termination penalties incurred by Galena in connection with a termination of the BVI License Agreement by BVI.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	June 6, 2017	By:	/s/ Thomas J. Knapp
Thomas J. Knapp Interim General Counsel and Corporate Secretary